UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 11, 2022 (January 7, 2022)

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment No. 2 to Forward Share Purchase Agreement with KAF

As previously reported in a Current Report on Form 8-K filed by UpHealth, Inc. (f/k/a GigCapital2, Inc. and referred to herein as the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 4, 2021, the Company entered into a Forward Share Purchase Agreement, dated as of June 3, 2021 (the “Forward Share Purchase Agreement”), with Kepos Alpha Master Fund L.P., a Cayman Islands limited partnership (“KAF”). The Forward Share Purchase Agreement provided, among other things, that KAF may elect to sell and transfer to the Company, and the Company will purchase from KAF, on September 8, 2021 or, in KAF’s sole discretion, any one calendar month anniversary of that date (the “Closing Date”), up to 1,700,000 shares of the Company’s common stock that are held by KAF (such shares of common stock, the “KAF Shares”) at the closing of the Company’s business combinations with UpHealth Holdings, Inc., a Delaware corporation, and with Cloudbreak Health, LLC, a Delaware limited liability company.

As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on August 12, 2021, the Company entered into the Amendment to the Forward Share Purchase (the “First Amendment”) with KAF on August 10, 2021. The First Amendment provided that the per share price at which KAF has the right to sell the KAF Shares to the Company is (a) $10.30225 per KAF Share, plus (b) in the event that the Closing Date occurs after September 8, 2021, $0.0846 per KAF Share for each month (prorated for a partial month) following September 8, 2021. The First Amendment further provided that KAF irrevocably committed to defer the Closing Date to no earlier than January 9, 2022, provided that if (x) the Company issues any new securities, whether an existing or new class, or (y) an event occurs having a material adverse effect on the Company’s management or operations, KAF shall have the right to designate a Closing Date following such issuance or occurrence upon three business days’ notice to the Company.

On January 7, 2022 the Company entered into Amendment No. 2 to the Forward Share Purchase Agreement with KAF (the “Second Amendment”). The Second Amendment provides that the per share price at which KAF has the right to sell the KAF Shares to the Company is (a) $10.64065 per KAF Share, plus (b) in the event that the Closing Date occurs after January 9, 2022, $0.0846 per KAF Share for each month (prorated for a partial month) following January 9, 2022. The Second Amendment further provided that KAF irrevocably commits to defer the Closing Date to no earlier than April 9, 2022, provided that KAF may accelerate the Closing Date and have the Company purchase up to 850,000 KAF Shares on February 9, 2022 and up to an additional 850,000 KAF Shares on March 9, 2022, each time upon two business days’ prior notice to the Company specifying the number of KAF Shares the Company is required to purchase, the aggregate purchase price and wiring instructions for the same.

The foregoing description is only a summary of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The Second Amendment is included as an exhibit to this Current Report in order to provide investors and security holders with material information regarding its terms. The Second Amendment is not intended to provide any other factual information about or the Company or KAF.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Item

10.1	Amendment No. 2 to Forward Share Purchase Agreement dated January 7, 2022, by and between UpHealth, Inc. and Kepos Alpha Master Fund L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2022

By:	/s/ Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer